Exhibit 15

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670

I am aware of the use of my report on unaudited interim financial information dated August 12, 2003 in the prospectus for Wellstone Communities Inc. in its registration statement on Form SB-2.


S/ ROBERT N. CLEMONS, CPA, PA                             October 17, 2003
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   Robert N. Clemons, CPA, PA